Filed Pursuant to Rule 424(b)(5)
Registration No. 333-155041

Prospectus Supplement
March 28, 2011
(To Prospectus dated March 14, 2011)
$1,500,000,000

DELL INC.
$300,000,000 Floating Rate Notes due 2014
$400,000,000 2.100% Notes due 2014
$400,000,000 3.100% Notes due 2016
$400,000,000 4.625% Notes due 2021

We are offering $300,000,000 aggregate principal amount of Floating Rate Notes due 2014 (the “2014 Floating Rate Notes”), $400,000,000 aggregate principal amount of 2.100% Notes due 2014 (the “2014 Fixed Rate Notes”), $400,000,000 aggregate principal amount of 3.100% Notes due 2016 (the “2016 Notes”), and $400,000,000 aggregate principal amount of 4.625% Notes due 2021 (the “2021 Notes”). We refer to the 2014 Fixed Rate Notes, the 2016 Notes and the 2021 Notes collectively as the “fixed rate notes,” and we refer to the fixed rate notes and the 2014 Floating Rate Notes collectively as the “notes.” We will pay interest quarterly on the 2014 Floating Rate Notes each January 1, April 1, July 1 and October 1, commencing on July 1, 2011. We will pay interest semi-annually on the fixed rate notes each April 1 and October 1, commencing on October 1, 2011. The 2014 Floating Rate Notes will mature on April 1, 2014. The 2014 Fixed Rate Notes will mature on April 1, 2014, the 2016 Notes will mature on April 1, 2016, and the 2021 Notes will mature on April 1, 2021. We may redeem the fixed rate notes, at any time in whole or from time to time in part, at the redemption prices set forth under “Description of Notes—Optional Redemption of Fixed Rate Notes” in this prospectus supplement. The 2014 Floating Rate Notes may not be redeemed before maturity.

The notes will be unsecured obligations of Dell Inc. and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Investing in the notes involves risks.  See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 1 of the accompanying prospectus.

	Per 2014		Per 2014
	Floating		Fixed		Per		Per
	Rate Note	Total	Rate Note	Total	2016 Note	Total	2021 Note	Total

Public offering prices (1)	100.000%	$300,000,000	99.968%	$399,872,000	99.899%	$399,596,000	99.541%	$398,164,000
Underwriting discounts	0.250%	$750,000	0.250%	$1,000,000	0.350%	$1,400,000	0.450%	$1,800,000
Proceeds, before expenses, to us (1)	99.750%	$299,250,000	99.718%	$398,872,000	99.549%	$398,196,000	99.091%	$396,364,000

(1)	Plus accrued interest, if any, from March 31, 2011, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York, on March 31, 2011.

Joint Book-Running Managers

BNP PARIBAS	Deutsche Bank Securities	UBS Investment Bank	Wells Fargo Securities

Co-Managers

BofA Merrill Lynch	Citi	Goldman, Sachs & Co.	J.P.Morgan

Prospectus Supplement

Prospectus

i

We are solely responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and the other information that we have specifically provided to you in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference in these documents. The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the notes in certain jurisdictions may be restricted by law. We and the underwriters require persons in whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any of the notes in any jurisdiction in which such offer or invitation would be unlawful. This document may only be used where it is legal to sell these securities. The information in this document may be accurate only on the date of this document. The information contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates as of which such information is provided. Our business, financial condition, and results of operations may have changed since then.

We provide information to you about this offering of our notes in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

You should carefully read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in each document, before you invest. These documents contain information you should consider before making your investment decision.

All references to “we,” “us” or “our” in this prospectus supplement and the accompanying prospectus mean Dell Inc. and its consolidated subsidiaries, unless we indicate otherwise or the context otherwise requires.

ii

SUMMARY

This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors and our consolidated financial statements and related notes thereto, before making an investment decision.

Our fiscal year is the 52 or 53 week period ending on the Friday nearest January 31.

Our Company

General

We are a leading integrated technology solutions provider in the IT industry. Our aim is to provide customers with integrated business solutions. We design, develop, manufacture, market, sell, and support a wide range of products and services that can be customized to individual customer requirements. We also offer or arrange various customer financial services for our business and consumer customers in the United States.

We were founded in 1984 by Michael Dell on a simple concept: by selling computer systems directly to customers, we can best understand their needs and efficiently provide the most effective computing solutions to meet those needs. Over time we have expanded our business model to include a broader portfolio of products and services, and have also added new distribution channels, such as retail, system integrators, value-added resellers, and distributors, which allow us to reach even more end-users around the world. We have optimized our global supply chain to best serve our global customer base, with a significant portion of our production capabilities performed by contract manufacturers.

As part of our overall growth strategy, we have completed strategic acquisitions to augment select areas of our business with more products, services, and technology. Our continued integration of Perot Systems Corporation and our completion of other acquisitions have enabled us to expand our services business and better position our company for immediate and long-term growth through the sale of additional enterprise solutions.

Business Strategy

We built our reputation as a leading technology provider through listening to customers and developing solutions that meet customer needs. We are focused on providing long-term value creation through the delivery of customized solutions that make technology more efficient, more accessible, and easier to use.

We will continue to focus on shifting our portfolio to higher-margin and recurring revenue streams over time, improving our core business, and maintaining a balance of liquidity, profitability, and growth. We consistently focus on generating strong cash flow returns, which allows us to expand our capabilities and acquire new ones. We seek to grow revenue over the long term while improving operating income and cash flow. In accordance with our differentiated view of enterprise solutions, we offer our customers open, capable, affordable, and integrated solutions. We have three primary components to our strategy:

•	Providing Efficient Enterprise Solutions. We are focused on expanding our enterprise solutions and services, which include servers, networking, storage, and services. We believe opportunities for data centers, servers, and storage will continue to expand, and we are focused on providing these best-value, simplification, and more open data center solutions to our customers. These are the kind of solutions that we believe Dell is well positioned to provide. We believe that our installed customer base, access to customers of all sizes, and capabilities position us to achieve growth in our customer solutions business. We will focus our investments to grow our business organically as well as inorganically through alliances and strategic acquisitions. Our acquisition strategy will continue to target opportunities that we believe will expand our business by delivering best-value solutions for the enterprise.

•	Creating a Flexible Value Chain and Accelerating Online Leadership. We seek to profitably grow our desktop and mobility business and enhance the online buying experience for our customers. We have improved our competitiveness through cost efficiency initiatives, which are focused on improving design, supply chain, logistics, and operating expenses to adjust to the changing dynamics of our industry. We will continue our efforts to simplify our product offerings to eliminate complexity that does not generate customer value and focus on product leadership by developing next generation capabilities. Additionally, we will continue to deepen our skill sets and relationships within each of our business segments with the goal of delivering best in class products and services globally.

•	Balancing Liquidity, Profitability, and Growth. We seek to maintain a strong balance sheet with sufficient liquidity to provide us with the flexibility to respond quickly to changes in our dynamic industry. As we shift our portfolio focus more to enterprise solutions and services, which we believe will improve our profitability, our financial flexibility will allow us to make longer term investments. We continue to manage all of our businesses with the goals of delivering operating income over the long term and balancing this profitability with an appropriate level of long-term revenue growth.

Operating Business Segments

We believe our four global business segments allow us to serve customers with faster innovation and greater responsiveness, and enable us to better understand and address their challenges. Our four business segments are:

•	Large Enterprise—Our Large Enterprise customers include large global and national corporate businesses. We believe that a single large-enterprise unit enhances our knowledge of our customers and improves our advantage in delivering globally consistent and cost-effective solutions and services to many of the world’s largest IT users. We seek to continue improving our global leadership and relationships with these customers. Our efforts in this segment will be increasingly focused on delivering innovative products and services through data center and cloud computing solutions.

•	Public—Our Public customers, which include educational institutions, government, health care, and law enforcement agencies, operate in their own communities. Their missions are aligned with their constituents’ needs. Our customers measure their success against a common goal of improving lives, and they require that their partners, vendors, and suppliers understand their goals and help them achieve their objectives. We intend to further our understanding of our Public customers’ goals and missions and extend our leadership in answering their urgent IT challenges. To meet our customers’ goals more effectively, we are focusing on simplifying IT, providing faster deployment of IT applications, expanding our enterprise and services offerings, and strengthening our partner relations to build best of breed integrated solutions.

•	Small and Medium Business (SMB)—Our SMB segment is focused on helping small and medium-sized businesses get the most out of their technology by offering open, capable, and affordable solutions, innovative products, and customizable services and solutions. As cloud computing and workforce mobility become a routine part of a growing business’s operations, server and storage virtualization facilitate achievement of the organization’s IT goals. Our SMB segment continues to create and deliver SMB-specific solutions so customers worldwide can take advantage of these emerging technologies and grow their businesses.

•	Consumer—Our Consumer segment is focused on what customers want from the total technology experience of entertainment, mobility, gaming, and design. Using insights from listening to our customers around the world, we are designing new, open, innovative products and experiences with fast development cycles and competitive features. We will continue our efforts to deliver high quality entertainment capabilities, which represent the changing shape of computing and next generation connectivity for the “always-on” lifestyle, and innovations for a unified experience across the entire portfolio of Dell Consumer products.

Our Corporate Information

We were incorporated in Delaware in 1984. We are a holding company that conducts business worldwide through our subsidiaries.

The mailing address of our principal executive offices is One Dell Way, Round Rock, Texas, 78682. Our telephone number is (800) 289-3355. Our website address is www.dell.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus and is included as an inactive textual reference only.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the notes, you should read “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Dell Inc.

Notes Offered	$300,000,000 aggregate principal amount of Floating Rate Notes due 2014.

$400,000,000 aggregate principal amount of 2.100% Notes due 2014.

$400,000,000 aggregate principal amount of 3.100% Notes due 2016.

$400,000,000 aggregate principal amount of 4.625% Notes due 2021.

We refer to the 2014 Fixed Rate Notes, the 2016 Notes and the 2021 Notes collectively as the “fixed rate notes,” and we refer to the fixed rate notes and the 2014 Floating Rate Notes collectively as the “notes.”

Interest Rate	The 2014 Floating Rate Notes will bear interest at a floating rate equal to the three-month U.S. dollar London interbank offered rate, or USD LIBOR, plus 0.60% per annum.

The 2014 Fixed Rate Notes will bear interest at a rate of 2.100% per annum, the 2016 Notes will bear interest at a rate of 3.100% per annum, and the 2021 Notes will bear interest at a rate of 4.625% per annum.

Interest Payment Dates	We will pay interest quarterly on the 2014 Floating Rate Notes on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2011.

We will pay interest semi-annually on the fixed rate notes on April 1 and October 1 of each year, commencing on October 1, 2011.

Maturity Date	April 1, 2014, for the 2014 Floating Rate Notes, April 1, 2014, for the 2014 Fixed Rate Notes, April 1, 2016, for the 2016 Notes, and April 1, 2021, for the 2021 Notes.

Ranking	The notes will be:

• our general unsecured obligations;

• pari passu in right of payment with all of our existing and future unsecured senior indebtedness;

• effectively junior to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

• senior in right of payment to any of our future subordinated indebtedness, if any.

The notes will effectively rank junior to all indebtedness and other liabilities, including trade payables, of our subsidiaries with respect to the assets of those subsidiaries. In the event of the bankruptcy, liquidation, reorganization, or similar proceeding affecting any of these subsidiaries, the subsidiaries will be obligated to pay the holders of their debt and other obligations, including trade creditors, before they will be able to distribute any of their assets to us.

Optional Redemption of Fixed Rate Notes	We may redeem the fixed rate notes, at any time in whole or from time to time in part, at the redemption prices set forth under the heading “Description of Notes—Optional Redemption of Fixed Rate Notes.”

No Redemption of Floating Rate Notes	The 2014 Floating Rate Notes may not be redeemed before maturity.

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limits our ability to:

• create certain liens;

• enter into sale and lease-back transactions; and

• consolidate or merge with, or convey, transfer or lease all or substantially all of our assets to, another person.

Each of these covenants is subject to a number of significant exceptions. You should read “Description of Debt Securities—Certain Covenants” in the accompanying prospectus for a description of these covenants.

Absence of a Public Market for the Notes; Trading	The notes will be freely transferable, but will also be new securities for which there will not initially be a market. We do not intend to apply to list the notes for trading on a national securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. We cannot assure you as to the liquidity of any trading market or that an active public market for the notes will develop.

Form and Denomination	The notes will be represented by one or more global notes. Each global note will be deposited with or on behalf of The Depository Trust Company, or DTC, and registered in the name of the nominee of DTC. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Same-Day Settlement	The global notes will be shown on, and transfers of the global notes will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants.

The notes are expected to trade in DTC’s Same Day Funds Settlement System until maturity or redemption. Therefore, secondary market trading activity in the notes will be settled in immediately available funds.

Trustee, Registrar and Exchange Agent	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The indenture governing the notes is, and the supplemental indenture relating to the notes and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Ratio of Earnings to Fixed Charges

The following table sets forth our historical ratios of earnings to fixed charges for the fiscal years indicated. This information should be read in conjunction with our consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2011.

	Fiscal Year Ended
	January 28,	January 29,	January 30,	February 1,	February 2,
	2011	2010	2009	2008	2007

Ratio of earnings to fixed charges	16x	12x	26x	47x	49x

Earnings included in the calculation of this ratio consist of:

•	our pre-tax income from continuing operations, plus

•	our fixed charges adjusted for capitalized interest, plus

•	our non-controlling interests in the income of subsidiaries.

Fixed charges included in the calculation of this ratio consist of:

•	our interest expensed, plus

•	our interest capitalized (when applicable), plus

•	a reasonable estimation of the interest factor included in rental expense.

RISK FACTORS

If you purchase our notes, you will take on financial risk. Before buying our notes in this offering, you should carefully consider the risks relating to an investment in the notes described below, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, you should carefully consider the risks to our business described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including in particular the risks described in our Annual Report on Form 10-K for the fiscal year ended January 28, 2011. These risks could result in the loss of all or part of your investment.

Risks Related to the Notes

Despite our current levels of debt, we may still incur substantially more debt and increase the risks associated with our proposed leverage.

The provisions contained or to be contained in the agreements relating to our indebtedness do not prohibit us from incurring additional indebtedness. Accordingly, subject to compliance with a minimum interest coverage ratio covenant under our revolving credit facilities and limitations on our ability to incur secured debt under the indenture governing the notes and some of our other debt agreements, we or our subsidiaries could incur significant additional indebtedness in the future, including in connection with potential acquisitions, much of which could constitute secured or senior indebtedness. If we incur any additional debt that ranks equally in right of payment with the notes, the holders of that debt will be entitled to share ratably with the holders of these notes in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization, or similar proceedings. If new debt is added to our current debt levels, the related risks that we now face could intensify. As of January 28, 2011, we had $4.8 billion of indebtedness for borrowed money that would rank equally in right of payment with the notes.

Effective subordination of the notes may reduce amounts available for payment of the notes.

The notes are unsecured. Accordingly, the notes will effectively rank junior to all of our current and future secured obligations. In the event of our bankruptcy, liquidation, or similar proceedings, or if payment under any secured obligation is accelerated, claims of any secured creditors for the assets securing the obligation will be prior to any claim of the holders of the notes for these assets. After the claims of the secured creditors are satisfied, there may not be assets remaining to satisfy our obligations under the notes. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances.

The notes are not guaranteed by any of our subsidiaries. Accordingly, the notes will be structurally subordinated to the unsecured indebtedness and other liabilities and preferred stock of our current and future subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available for such payment, whether by dividends, loans, or other payments. Except to the extent that we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). As of January 28, 2011, our subsidiaries had approximately $19 billion of balance sheet liabilities, excluding deferred service revenues and intercompany liabilities, all of which would be structurally senior to the notes.

Changes in our credit ratings may adversely affect the value of the notes.

We cannot provide assurance as to the credit ratings that may be assigned to the notes or that any such credit ratings will remain in effect for any given period or that any such ratings will not be lowered, suspended, or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances warrant such an action. Further, any such ratings will be limited in scope and will not address all material risks relating to an investment in the notes, but rather will reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of any such rating may be obtained from the applicable rating agency. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could adversely affect the market value of the notes and increase our corporate borrowing costs.

Your ability to transfer the notes may be limited by the absence of an active trading market, and we cannot assure you that any active trading market will develop for the notes.

Each series of notes is a new issue of securities for which there is no established public market. We do not intend to have the notes listed for trading on a national securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations, but the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the notes. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of the notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

Historically, the market for debt securities similar to the notes has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or that the price you receive when you sell your notes will be favorable.

Our holding company structure creates a dependence on the earnings of our subsidiaries and may impair our ability to repay the notes.

We are a holding company whose assets consist of direct and indirect ownership interests in, and whose business is conducted substantially through, subsidiaries. Consequently, our ability to repay our debt, including the notes, depends on the earnings of our subsidiaries, as well as our ability to receive funds from our subsidiaries through dividends, repayment of intercompany notes, or other payments. The ability of our subsidiaries to pay dividends, repay intercompany notes or make other advances to us is subject to restrictions imposed by applicable laws, tax considerations, and the terms of agreements governing our subsidiaries. Our foreign subsidiaries in particular may be subject to currency controls, repatriation restrictions, withholding obligations on payments to us, and other limits.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents to which we refer you in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” that are based on our current expectations. Actual results in future periods may differ materially from those expressed or implied by those forward-looking statements because of a number of risks and uncertainties. In addition to other factors and matters contained or incorporated by reference in this document, including those disclosed under the heading “Risk Factors,” these statements are subject to risks, uncertainties, and other factors, including, among others:

•	intense competition;

•	our cost efficiency measures;

•	our ability to manage effectively the change involved in implementing our strategic initiatives;

•	our ability to manage solutions, product, and services transitions in an effective manner;

•	adverse global economic conditions and instability in financial markets;

•	our ability to generate substantial non-U.S. net revenue;

•	weak economic conditions and additional regulation affecting our financial services activities;

•	our ability to achieve favorable pricing from our vendors;

•	our ability to deliver quality products and services;

•	our reliance on vendors for products and components, including reliance on several single-source or limited-source suppliers;

•	successful implementation of our acquisition strategy;

•	our product, customer, and geographic sales mix, and seasonal sales trends;

•	access to the capital markets by us or some of our customers;

•	loss of government contracts;

•	temporary suspension or debarment from contracting with U.S. federal, state, and local governments as a result of settlements of an SEC investigation;

•	customer terminations of, or pricing changes in, services contracts, or our failure to perform as we anticipate at the time we enter into services contracts;

•	our ability to develop, obtain or protect licenses to intellectual property developed by us or by others on commercially reasonable and competitive terms;

•	information technology and manufacturing infrastructure disruptions or breaches of data security;

•	our ability to hedge effectively our exposure to fluctuations in foreign currency exchange rates and interest rates;

•	counterparty default;

•	unfavorable results of legal proceedings;

•	expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters;

•	our ability to attract, retain, and motivate key personnel;

•	our ability to maintain strong internal controls;

•	our compliance with current and changing environmental and safety laws;

•	the effect of armed hostilities, terrorism, natural disasters, and public health issues; and

•	other risks discussed in our filings with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2011 and our Quarterly Reports on Form 10-Q. See “Where You Can Find More Information” on how you can view these filings.

Other unknown or unpredictable factors also could have a material adverse effect on our business, results of operations, financial condition or prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” and “believe,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events, or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures contained or incorporated by reference in this prospectus supplement and the accompanying prospectus that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

USE OF PROCEEDS

The net proceeds that we will receive from the sale of our notes in this offering are expected to be approximately $1.492 billion, after deducting underwriting discounts and our estimated offering expenses. We expect to use the net proceeds from the sale of the notes for general corporate purposes. General corporate purposes may include, among other purposes, repurchase of our common stock, investments, additions to working capital, capital expenditures, advancements to or investments in our subsidiaries, and acquisitions of companies and assets.

The net proceeds of this offering may be temporarily invested prior to their use for the foregoing purposes.

CAPITALIZATION

The following table sets forth a summary of our cash, cash equivalents and short-term investments and our capitalization as of January 28, 2011:

•	on a historical basis; and

•	as adjusted to give effect to the receipt of estimated net proceeds of $1.492 billion from the issuance of our notes in this offering.

You should read this table in conjunction with our consolidated financial statements and related notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2011, and “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of January 28, 2011
		As Adjusted for this
	Historical	Offering
	(In millions)

Cash, cash equivalents and short-term investments	$14,365	$15,857

Long-term debt:
3.375% Notes due 2012 (1)	$400	$400
4.70% Notes due 2013 (1)	609	609
1.40% Notes due 2013	499	499
5.625% Notes due 2014	500	500
2.30% Notes due 2015	700	700
5.65% Notes due 2018	499	499
5.875% Notes due 2019	600	600
7.10% Senior Debentures due 2028 (1)	389	389
6.50% Notes due 2038	400	400
5.40% Notes due 2040	300	300
Floating Rate Notes due 2014 offered hereby	—	300
2.100% Notes due 2014 offered hereby	—	400
3.100% Notes due 2016 offered hereby	—	400
4.625% Notes due 2021 offered hereby	—	398

Total Notes and Senior Debentures (2)	4,896	6,394
Structured financing debt	250	250

Total long-term debt	5,146	6,644

Stockholders’ equity:
Common stock and capital in excess of $.01 par value; shares authorized: 7,000; shares issued: 3,369; shares outstanding: 1,918	11,797	11,797
Treasury stock at cost: 976 shares	(28,704)	(28,704)
Retained earnings	24,744	24,744
Accumulated other comprehensive (loss) income	(71)	(71)

Total stockholders’ equity	7,766	7,766

Total capitalization	$12,912	$14,410

(1)	Includes the unamortized amount related to interest rate swap terminations.

(2)	Amount reflects the total principal amount of the Notes and Senior Debentures less unamortized discount. The Notes and Senior Debentures outstanding before this offering are unsecured obligations of Dell Inc. and rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

See “Description of Certain Indebtedness” for information about our commercial paper program and supporting credit facilities and our structured financing debt.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following describes certain of our debt and related debt agreements as of January 28, 2011.

Commercial Paper Program and Supporting Credit Facilities

We have a $2 billion commercial paper program, with two supporting senior unsecured revolving credit facilities under which a maximum aggregate amount of $2 billion is available, that allows us to obtain favorable short-term borrowing rates. Dell Inc. is the issuer of the commercial paper and the borrower under the credit facilities. Of the two credit facilities, a $1 billion facility expires on June 1, 2011 and a second $1 billion facility expires on April 2, 2013. We intend to enter into a new senior unsecured revolving credit facility for a minimum borrowing availability of $1 billion before the expiration of the former current facility in Fiscal 2012. We are permitted to use credit facility borrowings for general corporate purposes in addition to support of our commercial paper program. The credit facilities require compliance with conditions that must be satisfied before any borrowing, as well as ongoing compliance with specified affirmative and negative covenants, including maintenance of a minimum interest coverage ratio. Payment of amounts outstanding under the facilities may be accelerated for events of default, including failure to pay principal or interest, breaches of covenants, and non-payment of judgments or debt obligations. As of January 28, 2011, there were no events of default, and we were in compliance with our minimum interest coverage ratio covenant.

At January 28, 2011, there was $0 outstanding under the commercial paper program and there were $0 of outstanding advances under the related revolving credit facilities.

Structured Financing Debt

At January 28, 2011, we had $1.1 billion outstanding in structured financing-related debt, primarily through fixed-term lease and loan and revolving loan securitization programs, of which $850 million was short-term debt. The debt is collateralized solely by the financing receivables in the programs. The debt has a variable interest rate and an average duration of 12 to 36 months based on the terms of the underlying financing receivables. The maximum debt capacity related to the securitization programs was $1.4 billion during Fiscal 2011.

DESCRIPTION OF NOTES

The notes, consisting of $300,000,000 aggregate principal amount of our Floating Rate Notes due 2014, $400,000,000 aggregate principal amount of our 2.100% Notes due 2014, $400,000,000 aggregate principal amount of our 3.100% Notes due 2016 and $400,000,000 aggregate principal amount of our 4.625% Notes due 2021, will be issued pursuant to a supplemental indenture (the “Supplemental Indenture”) to be dated March 31, 2011, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to an indenture (the “Indenture”) dated as of April 6, 2009, a copy of which Indenture is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 6, 2009. For information on how you can view this report and the Indenture, see “Where You Can Find More Information.” The terms of the notes include the terms stated in the Supplemental Indenture and the Indenture and the terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description, together with the description under “Description of Debt Securities” in the accompanying prospectus, is only a summary of the material provisions of the Supplemental Indenture, the Indenture and the notes and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Supplemental Indenture, the Indenture and the notes, including the definitions therein of certain terms. The description in this prospectus supplement and the accompanying prospectus may not contain all of the information that you may find useful. You should read the Supplemental Indenture, the Indenture and the notes because they, not this description, define your rights as holders of these notes. You may request copies of these agreements at our address set forth under the heading “Incorporation of Certain Documents by Reference.”

Certain terms used in this description are defined under the heading “Description of Debt Securities—Certain Definitions” in the accompanying prospectus. References to “we,” “us” and “our” in this section of this prospectus supplement are only to Dell Inc. and not to any of its Subsidiaries.

General

The Floating Rate Notes due 2014 will mature on April 1, 2014, the 2.100% Notes due 2014 will mature on April 1, 2014, the 3.100% Notes due 2016 will mature on April 1, 2016, and the 4.625% Notes due 2021 will mature on April 1, 2021.

We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. We may purchase notes in the open market or otherwise at any time and from time to time.

Each of the 2014 Floating Rate Notes, the 2014 Fixed Rate Notes, the 2016 Notes and the 2021 Notes will constitute a separate series of notes for purposes of the Indenture and the Supplemental Indenture.

The notes will be issued only in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be transferable only upon the surrender of the notes being transferred for registration of transfer. The notes will be represented by global securities registered in the name of the nominee of DTC. For additional information, see “—Book-Entry Delivery and Settlement.”

We have appointed the Trustee at its offices at 101 Barclay Street, 7 East, New York, New York, 10286, to serve as registrar and paying agent under the Indenture. No service charge will be made for any transfer, exchange or redemption of notes, except in certain circumstances, for any tax or other governmental charge that may be imposed in connection therewith.

Interest

Floating Rate Notes

The 2014 Floating Rate Notes will bear interest for each interest period at a rate determined by the calculation agent. The Bank of New York Mellon Trust Company, N.A. will be the calculation agent until such time, if any, as we appoint a successor calculation agent. The interest rate on the 2014 Floating Rate Notes for a particular interest period will be a per annum rate equal to three-month USD LIBOR as determined on the interest determination date plus 0.60%. The interest determination date for an interest period will be the second London business day preceding the first day of such interest period. Promptly upon determination, the calculation agent will inform the Trustee and us of the interest rate for the next interest period. Except in the case of manifest error, the determination of the interest rate by the calculation agent will be binding and conclusive on the holders of the 2014 Floating Rate Notes, the Trustee and us. A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Interest will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year commencing on July 1, 2011 to the person in whose name the notes (or any predecessor notes) are registered at the close of business on the business day immediately preceding such interest payment date. Interest on the 2014 Floating Rate Notes will accrue from and including March 31, 2011, to, but excluding, the first interest payment date and then from and including the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or maturity date, as the case may be. We refer to each of these periods as an “interest period.” The amount of accrued interest that we will pay for any interest period will be calculated by multiplying the face amount of the 2014 Floating Rate Notes then outstanding by an accrued interest factor. The accrued interest factor will be computed by adding the interest factor calculated for each day from March 31, 2011, or from the last interest payment date, to the date for which accrued interest is being calculated. The interest factor for each day will be computed by dividing the interest rate applicable to that day by 360. If an interest payment date for the 2014 Floating Rate Notes falls on a day that is not a business day, the interest payment date will be postponed to the next succeeding business day unless such next succeeding business day would be in the following month, in which case the interest payment date will be the immediately preceding business day.

On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such interest determination date. If on an interest determination date, such rate does not appear on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, or if “Reuters Page LIBOR01” is not available on such date, the calculation agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”

If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P.’s page “BBAM” on an interest determination date at approximately 11:00 a.m., London time, then the calculation agent (after consultation with us) will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period.

Upon request from any holder of 2014 Floating Rate Notes, the calculation agent will provide the interest rate in effect for the 2014 Floating Rate Notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

All percentages resulting from any calculation of the interest rate on the 2014 Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the 2014 Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward). Each calculation of the interest rate on the 2014 Floating Rate Notes by the calculation agent will (in absence of manifest error) be final and binding on the holders and us.

The interest rate on the 2014 Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

Fixed Rate Notes

Interest will accrue on the fixed rate notes from March 31, 2011 or from the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on April 1 and October 1 of each year commencing on October 1, 2011 to the person in whose name the fixed rate notes (or any predecessor fixed rate notes) are registered at the close of business on March 15 or September 15, as the case may be, next preceding such interest payment date. Interest will be computed assuming a 360-day year consisting of twelve 30-day months.

Ranking

Senior Indebtedness versus Notes

The indebtedness evidenced by the notes will be our unsecured general obligations that will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. As of January 28, 2011, we had $4.8 billion of indebtedness for borrowed money that would rank equally in right of payment with the notes. Any secured debt or other secured obligations we incur in the future will be effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations. The Indenture contains limitations on our ability to incur secured debt, but does not restrict our ability to incur unsecured debt.

Liabilities of Subsidiaries versus Notes

Because we are a holding company, substantially all of our operations are conducted through our Subsidiaries. The notes will not be guaranteed by any of our Subsidiaries, and our obligations pursuant to the notes will not be guaranteed in the future. See “Risk Factors—Risks Related to the Notes—Effective subordination of the notes may reduce amounts available for payment of the notes.” Claims of creditors of our Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by the Subsidiaries, and claims of preferred stockholders of the Subsidiaries generally will have priority with respect to the assets and earnings of the Subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our Subsidiaries.

As of January 28, 2011, our Subsidiaries had approximately $19 billion of balance sheet liabilities, excluding deferred service revenues and intercompany liabilities. Except as described in the accompanying prospectus under “Description of Debt Securities—Certain Covenants,” the Indenture does not restrict the ability of our Subsidiaries to incur indebtedness.

Issuance of Additional Notes

We may, without the consent of the holders, increase the principal amount of any series of the notes by issuing additional notes of such series in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes of such series offered hereby. The notes of any series offered by this prospectus supplement and any additional notes of such series will be treated as a single class for purposes of the Indenture, including for purposes of waivers, amendments and redemptions. Any additional notes will be fungible with the applicable series of notes for U.S. Federal income tax purposes. Unless the context otherwise requires, for all purposes of the Supplemental Indenture and the Indenture and this “Description of Notes,” references to the notes include any additional notes actually issued.

Optional Redemption of Fixed Rate Notes

Redemption Price

The notes of each series of fixed rate notes will be redeemable, at any time in whole or from time to time in part, at our option, at a redemption price at any time equal to the greater of:

(a) 100% of the principal amount of the fixed rate notes to be redeemed; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 12.5 basis points in the case of the 2014 Fixed Rate Notes, 15 basis points in the case of the 2016 Notes, and 20 basis points in the case of the 2021 Notes;

plus, in each case, accrued interest thereon to the date of redemption. Notwithstanding the foregoing, installments of interest on the fixed rate notes to be redeemed that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to such fixed rate notes and the Indenture.

For purposes of the optional redemption provisions of the fixed rate notes, the following terms have the meanings indicated below:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable fixed rate notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such fixed rate notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means each Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) BNP Paribas Securities Corp., Deutsche Bank Securities Inc., UBS Securities LLC (or their respective affiliates that are Primary Treasury Dealers) and a Primary Treasury Dealer selected by Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

Selection and Notice of Redemption

If we are redeeming less than all the applicable fixed rate notes at any time, the Trustee will select fixed rate notes on a pro rata basis to the extent practicable.

We will redeem fixed rate notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each holder of fixed rate notes to be redeemed at its registered address. Notice of any redemption may, at our discretion, be subject to one or more conditions precedent.

If any fixed rate note is to be redeemed in part only, the notice of redemption that relates to such fixed rate note will state the portion of the principal amount of such fixed rate note to be redeemed. We will issue a new fixed rate note in a principal amount equal to the unredeemed portion of the original fixed rate note in the name of the holder upon cancellation of the original fixed rate note. Fixed rate notes called for redemption become due on the date fixed for redemption. On and after the date fixed for redemption, interest ceases to accrue on fixed rate notes or portions of them called for redemption.

No Optional Redemption of Floating Rate Notes

The 2014 Floating Rate Notes may not be redeemed before maturity.

Covenants

The covenants in the Indenture described under the heading “Description of Debt Securities—Certain Covenants” in the accompanying prospectus will apply to the notes.

Events of Default

Each of the following events is an “Event of Default” with respect to the notes of any series under the Supplemental Indenture and the Indenture:

(a) the failure to pay the principal of (or premium, if any, on) such series of the notes when due and payable;

(b) the failure to pay any interest installment on such series of the notes when due and payable, which failure continues for 30 days;

(c) the failure by us to perform, or the breach by us of, any other covenant under the Supplemental Indenture or the Indenture (other than a covenant included in the Supplemental Indenture or the Indenture solely for the benefit of a series of debt securities other than such series of the notes), which failure or breach continues for 90 days after written notice thereof to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding notes of such series; and

(d) certain events of bankruptcy, insolvency or reorganization involving us.

If an Event of Default enumerated above with respect to the notes of any series at the time outstanding shall occur and be continuing, then either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of such series may declare to be due and payable immediately by a notice in writing to us (and to the Trustee if given by the holders) the entire principal amount of all the notes of such series. At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding notes of such series, by written notice to us and the Trustee, may, in certain circumstances, rescind and annul such acceleration.

No holder of any notes of any series shall have any right to institute any proceeding with respect to the Supplemental Indenture, the Indenture or the notes of such series or for any remedy thereunder, unless such holder previously shall have given to the Trustee written notice of a continuing Event of Default with respect to the notes of such series and unless also the holders of not less than 25% in principal amount of the outstanding notes of such series shall have made written request upon the Trustee, and have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with the request, and the Trustee, for 60 days after receipt of such notice, request and offer of indemnity, shall have failed to institute such proceeding and, during such 60-day period, the Trustee shall not have received direction inconsistent with such request in writing by the holders of a majority in principal amount of the outstanding notes of such series. These limitations do not apply, however, to a suit instituted by a holder of a note for the enforcement of payment of the principal of, premium, if any, or interest on such note on or after the respective due date expressed in such note.

If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default. Except in the case of a Default in the payment of principal or premium, if any, or interest on any note, the Trustee may withhold notice if the Trustee determines in good faith that withholding notice is not opposed to the interests of the holders.

We will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officer’s certificate indicating whether the signer of the certificate knows of any failure by us to comply with all conditions and covenants of the Supplemental Indenture and the Indenture during such fiscal year.

So long as we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, our failure to comply with Section 314(a) of the Trust Indenture Act (relating to the filing of reports, information and other documents with the SEC) will not constitute an Event of Default with respect to the notes.

Reports

We will file with the Trustee and the SEC, and transmit to holders of the notes, such information, documents and other reports, if any, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act. We are obligated to file with the Trustee any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 30 days after such information, documents or reports are required to be filed with the SEC.

Satisfaction and Discharge; Defeasance and Covenant Defeasance

The provisions of the Indenture relating to satisfaction and discharge and defeasance and covenant defeasance described under the headings “Description of Debt Securities—Satisfaction and Discharge” and “—Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes.

Book-Entry Delivery and Settlement

We will issue the notes of each series in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC. The global notes will be shown on, and transfers of the global notes will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants. The notes are expected to trade in DTC’s Same Day Funds Settlement System until maturity or redemption. Therefore, secondary market trading activity in the notes will be settled in immediately available funds.

See “Description of Debt Securities—Book-Entry Delivery and Settlement” in the accompanying prospectus for a description of delivery, clearance and settlement procedures that will apply to the notes.

Governing Law

The Indenture is, and the Supplemental Indenture and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trustee is The Bank of New York Mellon Trust Company, N.A., which maintains its corporate trust offices at 601 Travis Street, 16th Floor, Houston, Texas, 77002. The Trustee provides certain corporate trust services to us in the ordinary course of business and may provide such services in the future. The Trustee is the trustee under indentures covering certain of our outstanding notes and debentures.

The Indenture and provisions of the Trust Indenture Act contain limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. Federal income tax considerations that may be relevant to you if you invest in the notes. Except as discussed under “—Non-U.S. Holders” and “—Information Reporting and Backup Withholding” below, the discussion generally applies only to holders of notes that are U.S. holders. You will be a U.S. holder if you are a beneficial owner of notes that is:

•	an individual who is a citizen or resident of the United States for U.S. Federal income tax purposes;

•	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. Federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. Federal income tax purposes.

This summary applies only to those persons holding notes of any series which (1) are held as capital assets and (2) are purchased by those initial holders who purchase such notes at the “issue price,” which will equal the first price at which a substantial amount of the notes of such series is sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The summary does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark-to-market treatment, person that will hold notes as a position in a “straddle,” conversion or other integrated transaction, tax-exempt organization, a governmental body or an agency or instrumentality thereof, partnership or other entity classified as a partnership for U.S. Federal income tax purposes, certain former citizens and residents, a person who is liable for the alternative minimum tax, or a person whose “functional currency” is not the U.S. dollar. If an entity that is treated as a partnership for U.S. Federal income tax purposes holds the notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you own an interest in such an entity, you should consult your tax advisor. In addition, this discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any possible applicability of U.S. Federal gift or estate tax.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax advisor about the tax consequences of purchasing or holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local, foreign or other tax laws.

Payments or Accruals of Interest

Payments or accruals of interest on a note will be taxable to you as ordinary income at the time that such interest is actually or constructively received, if you are on the cash method of tax accounting, or at the time such interest accrues, if you are on the accrual method of tax accounting. None of the notes of any series are expected to be issued with more than de minimis original issue discount for U.S. Federal income tax purposes.

Repurchase Options

We may redeem any series of fixed rate notes, in whole or in part, at our option, as discussed under the heading “Description of Notes—Optional Redemption of Fixed Rate Notes.” The Treasury regulations issued under the provisions of the Internal Revenue Code of 1986, as amended, or the Code, relating to original issue discount contain rules for determining the yield and maturity of debt instruments that are subject to certain options or other contingent payments. Under such rules, it is assumed that the issuer of a debt instrument will exercise an option to redeem the debt instrument if such exercise would lower the yield to maturity of the debt instrument. Since the terms of our option to redeem any series of fixed rate notes would not lower the yield to maturity of such notes, the existence of the option to redeem should not affect the calculation of the yield and maturity of such notes or the amount or timing of income recognition with respect to such notes.

Purchase, Sale, Exchange, Redemption and Other Dispositions of Notes

Your tax basis in a note generally will equal the cost of the note to you reduced by any previous payments of principal. When you sell or exchange a note, or if a note that you hold is retired or redeemed, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued interest, which will be subject to tax in the manner described above under “—Payments or Accruals of Interest”) and your tax basis in the note.

The gain or loss that you recognize on the sale, exchange, redemption or other disposition of a note generally will be capital gain or loss. The capital gain or loss on the sale, exchange, redemption or other disposition of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally is subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Medicare Tax on Unearned Income

Recently enacted legislation requires certain U.S. holders that are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and gains from the sale or other disposition of notes for taxable years beginning after December 31, 2012. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of notes.

Non-U.S. Holders

For purposes of the discussion below, interest income and gain on the sale, exchange, redemption or other disposition of notes will be considered to be “U.S. trade or business income” if such income or gain is:

•	effectively connected with the conduct of a U.S. trade or business, and

•	in the case of a person eligible for the benefits of a bilateral income tax treaty to which the United States is a party, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

The term “non-U.S. holder” means a beneficial owner of a note (other than a partnership) that is not a U.S. holder. Subject to the discussion below regarding backup withholding, interest paid on the notes to non-U.S. holders generally will not be subject to U.S. Federal income or withholding tax if such interest is not U.S. trade or business income and is “portfolio interest.” Generally, interest on the notes will qualify as portfolio interest if the non-U.S. holder:

•	does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of the Code,

•	is not a bank that is receiving the interest on a loan made in the ordinary course of its trade or business, and

•	certifies, under penalties of perjury on an IRS Form W-8BEN (or such successor form as the IRS designates), prior to the payment that such holder is not a U.S. person and provides such holder’s name and address (or a financial institution holding the notes on behalf of the non-U.S. holder certifies, under penalties of perjury, that it has received an IRS Form W-8BEN (or successor form) from the beneficial owner or an intermediate financial institution and provides us with a copy).

The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless the holder is eligible for the benefits of an income tax treaty that reduces or eliminates withholding.

If interest on the notes constitutes U.S. trade or business income to the non-U.S. holder, such interest will not be subject to withholding, but such interest income will be taxed at regular, graduated U.S. rates rather than the 30% gross rate, and the non-U.S. holder will be required to file a U.S. Federal income tax return reporting such interest income. In the case of a non-U.S. holder that is a corporation, such U.S. trade or business income may also be subject to the branch profits tax equal to 30% (or a lower rate under an applicable income tax treaty) of such amount, subject to adjustments. To claim the benefits of a treaty exemption from or reduction in withholding, a non-U.S. holder must provide a properly executed IRS Form W-8BEN (or such successor form as the IRS designates), and to claim an exemption from withholding because income is U.S. trade or business income, a non-U.S. holder must provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates), as applicable, prior to the payment of interest. These forms may need to be periodically updated.

If you are a non-U.S. holder, any gain you realize on a sale, exchange, redemption or other disposition of notes generally will be exempt from U.S. Federal income tax, including withholding tax. The exemption from U.S. Federal income tax will not apply to you if:

•	the gain is U.S. trade or business income, in which case you will be taxed at regular graduated U.S. rates (and the branch profits tax also may apply if you are a corporate non-U.S. holder), or

•	you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met, in which case you will be subject to U.S. withholding tax at a rate of 30%.

Special rules may apply to certain non-U.S. holders (or their beneficial owners), such as “controlled foreign corporations,” “passive foreign investment companies,” and certain expatriates, that are subject to special treatment under the Code. Such non-U.S. holders (or their beneficial owners) should consult their own tax advisors to determine the U.S. Federal, state, local and other tax consequences that may be relevant to them.

Information Reporting and Backup Withholding

If you are a U.S. holder, you generally will be subject to information reporting. You also may be subject to backup withholding tax, currently at a rate of 28%, when you receive interest payments on a note or proceeds upon the sale or other disposition of a note, if:

•	you fail to provide your taxpayer identification number, or TIN, to the payor in the prescribed manner or otherwise establish that you are exempt from backup withholding (for example, because you are a corporation or tax-exempt entity);

•	the IRS notifies the payor that the TIN you provided is incorrect;

•	under certain circumstances, the IRS or a broker notifies the payor that you underreported interest or dividend payments that you received on your tax return; or

•	under certain circumstances, you fail to certify under penalties of perjury that (1) you provided the payor with your correct TIN, (2) you are not subject to backup withholding, and (3) you are a U.S. person (including a U.S. resident alien).

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under provisions of an applicable income tax treaty. If you are a non-U.S. holder, you generally will not be subject to backup withholding tax requirements with respect to payments on the notes if you comply with certification procedures to establish your non-U.S. status and we do not have actual knowledge or reason to believe that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. A non-U.S. holder may generally satisfy these certification requirements by providing a properly executed IRS Form W-8BEN or W-8ECI (or successor form). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the certification described above has been received, and we do not have actual knowledge or reason to believe that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder may be allowed as a refund or as a credit against the holder’s U.S. Federal income tax liability, provided that the required information is furnished to the IRS.

UNDERWRITING

We are offering the notes described in this prospectus supplement through a number of underwriters. BNP Paribas Securities Corp., Deutsche Bank Securities Inc., UBS Securities LLC and Wells Fargo Securities, LLC are the representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of notes listed next to its name in the following table:

	Principal	Principal
	Amount of	Amount of	Principal	Principal
	2014 Floating	2014 Fixed	Amount of	Amount of
Underwriters	Rate Notes	Rate Notes	2016 Notes	2021 Notes

BNP Paribas Securities Corp.	$60,000,000	$80,000,000	$80,000,000	$80,000,000
Deutsche Bank Securities Inc.	60,000,000	80,000,000	80,000,000	80,000,000
UBS Securities LLC	60,000,000	80,000,000	80,000,000	80,000,000
Wells Fargo Securities, LLC	60,000,000	80,000,000	80,000,000	80,000,000
Citigroup Global Markets Inc.	15,000,000	20,000,000	20,000,000	20,000,000
Goldman, Sachs & Co.	15,000,000	20,000,000	20,000,000	20,000,000
J.P. Morgan Securities LLC	15,000,000	20,000,000	20,000,000	20,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	15,000,000	20,000,000	20,000,000	20,000,000

Total	$300,000,000	$400,000,000	$400,000,000	$400,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the notes if they buy any of them. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering prices set forth on the cover of this prospectus supplement, and may offer the notes to certain dealers at such prices less a concession not in excess of 0.150% of the principal amount of the 2014 Floating Rate Notes, a concession not in excess of 0.150% of the principal amount of the 2014 Fixed Rate Notes, a concession not in excess of 0.200% of the principal amount of the 2016 Notes and a concession not in excess of 0.300% of the principal amount of the 2021 Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.125% of the principal amount of the 2014 Floating Rate Notes, a concession not in excess of 0.125% of the principal amount of the 2014 Fixed Rate Notes, a concession not in excess of 0.125% of the principal amount of the 2016 Notes and a concession not in excess of 0.250% of the principal amount of the 2021 Notes to certain other dealers. After the public offering of the notes, the public offering prices and other selling terms may be changed.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $515,000.

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes for trading on a national securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. We cannot assure you as to the liquidity of any trading market for the notes or that an active public market for the notes will develop. If an active public market for the notes does not develop, the market prices and liquidity of the notes may be adversely affected.

In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the prices of the notes. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels, but no representation is made hereby concerning the magnitude of any effect that the transactions described above may have on the market prices of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the underwriters or their affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for us and our subsidiaries for which they have received or will receive customary compensation. Affiliates of certain of the underwriters may be lenders from time to time under our $2 billion commercial paper program and affiliates of certain of the underwriters are lenders under our $2 billion senior unsecured revolving credit facilities and other credit facilities and debt agreements. As part of our asset securitization programs, affiliates of certain of the underwriters may act as agent for and as committed lender under a receivables, loan, servicing and administration agreement under which we are the administrator and our affiliates are the borrower and servicer. We currently have derivatives transactions in place with affiliates of certain of the underwriters as counterparties. In the past, we have engaged affiliates of certain of the underwriters to act as our agent in connection with repurchases of our common stock. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive referred to below (each, a “relevant member state”), each underwriter has represented and agreed that it has not made and will not make an offer of the notes to the public in that relevant member state, except that it may make an offer of the notes to the public in that relevant member state at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that relevant member state:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to fewer than 100 or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances which do not require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, the expression an “offer of the notes to the public” in relation to any notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, references to the “Prospectus Directive” mean Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and include any relevant implementing measure in each relevant member state, and references to the “2010 PD Amending Directive” mean Directive 2010/73/EC.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity, within the meaning of Section 21 (financial promotion) of the Financial Service and Markets Act 2000, or FSMA, received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to such underwriter or us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, or Financial Instruments and Exchange Law, and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Hogan Lovells US LLP. The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K of Dell Inc. for the fiscal year ended January 28, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We maintain an Internet website at www.dell.com. All of the reports and other documents we file with the SEC (including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements) are accessible through the “Investor Relations” section of our website at www.dell.com/investor, free of charge, as soon as reasonably practicable after we file them electronically with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. Information on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

We are solely responsible for the information provided in and incorporated by reference in this prospectus supplement and the accompanying prospectus and the other information that we have specifically provided to you in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information or to make any representations other than those provided in or incorporated by reference in these documents. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus supplement and the accompanying prospectus the following documents filed by us with the SEC (excluding any information furnished under Item 2.02 or 7.01 of any current report on Form 8-K, any furnished exhibit related to such information and any other information that is deemed furnished and not filed), each of which should be considered an important part of this prospectus supplement and the accompanying prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended January 28, 2011;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 27, 2010, as supplemented by the Additional Definitive Materials on Schedule 14A filed with the SEC on July 23, 2010, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 29, 2010; and

•	Our Current Report on Form 8-K filed on March 8, 2011.

We also incorporate by reference any future filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Item 2.02 or 7.01 of any current report on Form 8-K, any furnished exhibit related to such information and any other information that is deemed furnished and not filed) on or after the date of the filing of this prospectus supplement and prior to the termination of the offering of the notes. Our future filings with the SEC will automatically update and supersede any inconsistent information herein and in our other filings with the SEC.

Any person, including any beneficial owner, to whom this document is delivered may request copies of this prospectus supplement and the accompanying prospectus and any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in those documents, without charge, by written or oral request directed to Dell Investor Relations, Dell Inc., One Dell Way, Round Rock, Texas 78682, telephone (512) 728-7800. Copies of these documents also may be obtained on the “Investor Relations” section of our website at www.dell.com/investor or from the SEC through the SEC’s website at the address provided above under the heading “Where You Can Find More Information.” Information on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS
$2,000,000,000

DELL INC.

Debt Securities

This prospectus relates to debt securities that we may sell from time to time in one or more offerings, at prices and on other terms that we will determine at the time of each offering. We will provide specific terms of the debt securities to be sold by us in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the terms of the offering.

We may offer and sell these debt securities on a continuous or delayed basis directly, through one or more underwriters, agents or dealers, as designated from time to time, or through a combination of these methods. The prospectus supplement for each offering of debt securities will describe the methods by which we will sell them. The prospectus supplement also will set forth the price to the public of such debt securities and the net proceeds we expect to receive from our sale of the securities.

Investing in our debt securities involves risks. See “Risk Factors” on page 1 of this prospectus and in the applicable prospectus supplement.

The mailing address of our principal executive offices is One Dell Way, Round Rock, Texas, 78682. Our telephone number is (800) 289-3355.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference in those documents. The distribution of this prospectus and any prospectus supplement and the offering and sale of the debt securities in certain jurisdictions may be restricted by law. We require persons in whose possession this prospectus and any prospectus supplement come to inform themselves about, and to observe, any such restrictions. This prospectus and any prospectus supplement do not constitute an offer of, or an invitation to purchase, any of the debt securities in any jurisdiction in which such an offer or invitation would be unlawful. Those documents may be used only where it is legal to sell debt securities. The information contained in this prospectus or any prospectus supplement is accurate only as of its date. The information contained in the documents incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the respective dates as of which such information is provided. Our business, financial condition, results of operations and prospects may have changed since then.

You should carefully read this prospectus and the related prospectus supplement, including the information incorporated by reference in each document, before you invest. Those documents contain information you should consider when making your investment decision.

i

RISK FACTORS

Investing in our debt securities involves risks. Before you invest, you should carefully consider the risks relating to our company and our business described under the heading “Risk Factors” in Item 1A of our annual report on Form 10-K and in Item 1A of Part II of our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, or SEC, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find More Information” on how you can view our SEC reports and other filings. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell debt securities in one or more offerings at any time and from time to time at an aggregate initial offering price that will not exceed $2,000,000,000.

This prospectus only provides you with a general description of the debt securities we may offer and the methods we may use to sell those securities. Each time we use this prospectus to offer debt securities, we will provide a prospectus supplement that contains specific information about the methods and terms of that offering, including the specific amounts, prices and terms of the debt securities offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

Unless we indicate otherwise or the context otherwise requires, references in this prospectus to “Dell,” “we,” “us” and “our” refer to Dell Inc. and its consolidated subsidiaries.

ABOUT OUR COMPANY

Dell is a leading integrated technology solutions provider in the IT industry. We seek to provide long-term value creation through the delivery of customized solutions that make technology more efficient, more accessible, and easier to use.

We were founded in 1984 by Michael Dell on a simple concept: by selling computer systems directly to customers, we can best understand their needs and efficiently provide the most effective computing solutions to meet those needs. Over time we have expanded our business model to include a broader portfolio of products and services, and also have added new distribution channels, such as retail, system integrators, value-added resellers, and distributors, which allow us to reach even more end-users around the world. We have optimized our global supply chain to best serve our global customer base, with a significant portion of our production capabilities performed by contract manufacturers. We manage our business in four globally organized business segments that reflect the impact of globalization on our customer base. We focus our investments to grow our business organically as well as through alliances and strategic acquisitions.

Dell Inc. is a holding company incorporated in Delaware and conducts business worldwide through subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We maintain an Internet website at www.dell.com. All of the reports and other documents we file with the SEC (including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements) are accessible through the “Investor Relations” section of our website at www.dell.com/investor, free of charge, as soon as reasonably practicable after we file them electronically with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. Information on our website does not constitute part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC. The registration statement, including the accompanying exhibits and schedules, contains additional relevant information about us and the debt securities being offered. This prospectus omits some of the information contained in the registration statement in accordance with the rules and regulations of the SEC. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the following documents filed by us with the SEC (excluding any information furnished under Item 2.02 or 7.01 of any current report on Form 8-K, any furnished exhibit related to such information and any other information that is deemed furnished and not filed), each of which should be considered an important part of this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended January 29, 2010;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2010, our Quarterly Report on Form 10-Q for the quarterly period ended July 30, 2010 (as amended by Amendment No. 1 on Form 10-Q/A filed with the SEC on September 1, 2010) and our Quarterly Report on Form 10-Q for the quarterly period ended October 29, 2010; and

•	Our Current Reports on Form 8-K filed on March 30, 2010, April 1, 2010, July 16, 2010, July 22, 2010, August 16, 2010, August 17, 2010, September 10, 2010, November 17, 2010, December 8, 2010, December 13, 2010, January 13, 2011 (other than any information furnished and not filed under Item 7.01 or 9.01 of such report) and March 8, 2011.

We also incorporate by reference any future filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Item 2.02 or 7.01 of any current report on Form 8-K, any furnished exhibit related to such information and any other information that is deemed furnished and not filed) on or after the date of the filing of this prospectus and until all offerings under this registration statement are terminated. Our future filings with the SEC will automatically update and supersede any inconsistent information herein and in our other filings with the SEC.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in those documents, without charge, by written or oral request directed to Dell Investor Relations, Dell Inc., One Dell Way, Round Rock, Texas 78682, telephone (512) 728-7800. Copies of these documents also may be obtained on the “Investor Relations” section of our website at www.dell.com/investor or from the SEC through the SEC’s website at the address provided above under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which we refer you in this prospectus contain “forward-looking statements” that are based on our current expectations. Actual results in future periods may differ materially from those expressed or implied by those forward-looking statements because of a number of risks and uncertainties. In addition to other factors and matters contained or incorporated by reference in this document, including those referred to under the heading “Risk Factors,” these statements are subject to risks, uncertainties and other factors, including, among others:

•	intense competition;

•	our cost efficiency measures;

•	our ability to manage effectively the change involved in implementing our strategic initiatives;

•	our ability to manage solutions, product, and services transitions in an effective manner;

•	adverse global economic conditions and instability in financial markets;

•	our ability to generate substantial non-U.S. net revenue;

•	weak economic conditions and additional regulation affecting our financial services activities;

•	our ability to achieve favorable pricing from our vendors;

•	our ability to deliver quality products and services;

•	our reliance on vendors for products and components, including reliance on several single-source or limited-source suppliers;

•	successful implementation of our acquisition strategy;

•	our product, customer, and geographic sales mix, and seasonal sales trends;

•	access to the capital markets by us or some of our customers;

•	loss of government contracts;

•	temporary suspension or debarment from contracting with U.S. federal, state, and local governments as a result of settlements of an SEC investigation;

•	customer terminations of, or pricing changes in, services contracts, or our failure to perform as we anticipate at the time we enter into services contracts;

•	our ability to develop, obtain or protect licenses to intellectual property developed by us or by others on commercially reasonable and competitive terms;

•	information technology and manufacturing infrastructure disruptions or breaches of data security;

•	our ability to hedge effectively our exposure to fluctuations in foreign currency exchange rates and interest rates;

•	counterparty default;

•	unfavorable results of legal proceedings;

•	expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters;

•	our ability to attract, retain, and motivate key personnel;

•	our ability to maintain strong internal controls;

•	our compliance with current and changing environmental and safety laws;

•	the effect of armed hostilities, terrorism, natural disasters, and public health issues; and

•	other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2010 and our Quarterly Report on Form 10-Q for the quarterly period ended July 30, 2010. See “Where You Can Find More Information” on how you can view these filings.

Other unknown or unpredictable factors also could have a material adverse effect on our business, results of operations, financial condition or prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” and “believe,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events, or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures contained or incorporated by reference in this prospectus that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

INDUSTRY AND MARKET DATA

The documents incorporated by reference in this prospectus include, and any prospectus supplement and the documents incorporated by reference therein may include, estimates of market share and industry data and forecasts that we obtained from industry publications and surveys and internal company estimates. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Neither we nor the underwriters of any offering of the debt securities have independently verified or will independently verify any of the data from third-party sources, or have ascertained or will ascertain the underlying economic assumptions relied upon in those sources. Market share and industry data and forecasts based on internal company estimates may vary materially from such data and forecasts by others in our industry. Our internal company estimates may not be accurate and our estimated growth rates may not be achieved. Our estimates involve risks and uncertainties, and are subject to change based on various factors, including the factors referred to under the headings “Risk Factors” and “Forward-Looking Statements” in this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with our consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2010 and our Quarterly Report on Form 10-Q for the quarterly period ended October 29, 2010.

Nine Months
	Ended	Fiscal Year Ended
	October 29,	January 29,	January 30,	February 1,	February 2,	February 3,
	2010	2010	2009	2008	2007	2006

Ratio of earnings to fixed charges	14x	12x	26x	47x	49x	90x

Earnings included in the calculation of this ratio consist of:

•	our pre-tax income from continuing operations, plus

•	our fixed charges adjusted for capitalized interest, plus

•	our non-controlling interests in the income of subsidiaries.

Fixed charges included in the calculation of this ratio consist of:

•	our interest expensed, plus

•	our interest capitalized (when applicable), plus

•	a reasonable estimation of the interest factor included in rental expense.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes may include, among other purposes, repurchase of our common stock, investments, additions to working capital, capital expenditures, advancements to or investments in our subsidiaries, and acquisitions of companies and assets. We may temporarily invest the net proceeds before we use them for the foregoing purposes.

DESCRIPTION OF DEBT SECURITIES

The indebtedness evidenced by the debt securities covered by this prospectus will be our unsecured general obligations. The debt securities will be issued in one or more series under an Indenture (the “Indenture”) dated as of April 6, 2009, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (together with any successor or additional trustee, the “Trustee”). The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is only a summary of the material provisions of the Indenture for the debt securities, does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. This description may not contain all information that you may find useful. You should read the Indenture because it, not this description, defines your rights as a holder of the debt securities. A copy of the Indenture is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 6, 2009. Information on how you can view this filing and the Indenture is provided under the heading “Where You Can Find More Information.” The summary below of the general terms of the debt securities will be supplemented by the more specific terms set forth in the prospectus supplement for a particular series of debt securities.

Certain terms used in this description are defined under “— Certain Definitions.” Capitalized terms used and not defined in this description have the meanings specified in the Indenture. References to “Dell,” “we,” “us” and “our” in this section of the prospectus are only to Dell Inc. and not to any of its Subsidiaries.

General

The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued in one or more series as may be authorized from time to time by our Board of Directors.

A prospectus supplement relating to the offering of a series of debt securities will include specific terms relating to that series of debt securities. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Indenture;

•	the price or prices at which we will sell the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series are payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest, if any, or the method of determining the rate or rates, the date or dates from which such interest will accrue, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the dates on which interest will be payable and the related record dates;

•	the place or places where the principal of and any premium and interest on the debt securities of the series will be payable;

•	the period or periods within which and the terms and conditions upon which the debt securities of the series may be redeemed at our option or otherwise;

•	any mandatory or optional sinking fund or analogous provisions;

•	the terms, if any, upon which the debt securities of the series may be exchanged for other securities issued by us;

•	the denominations in which the debt securities of the series will be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the currency, currencies or currency units in which payment of principal of and any premium and interest on the debt securities of the series shall be payable if other than United States dollars;

•	any index, formula or other method used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose;

•	any deletions from, changes in or additions to the covenants or definitions specified in the Indenture or in the terms specified in the Indenture relating to permitted consolidations, mergers or sales of assets;

•	any changes or additions to the provisions of the Indenture relating to defeasance;

•	whether any of the debt securities are to be issuable in permanent global form, and, if so, the depositary for the global securities and the terms and conditions, if any, relating to the exchange of interests in the global securities for the individual securities represented thereby in definitive registered form;

•	the trustee and any authenticating or paying agents, transfer agents or registrars;

•	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the Trustee or the holders to declare the principal, premium and interest with respect to the debt securities due and payable; and

•	any other terms of the debt securities of the series not inconsistent with the provisions of the Indenture.

We may issue debt securities as original issue discount securities to be sold at a discount from their principal amount. United States federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the prospectus supplement relating thereto.

Payments; Transfers

We will make payments on the debt securities to the persons in whose names the debt securities are registered at the close of business on the record date for the interest payments. As explained under “— Book-Entry Delivery and Settlement” below, The Depository Trust Company, or DTC, or its nominee will be the initial registered holder unless the prospectus supplement provides otherwise.

We will make payments on the debt securities at the Trustee’s office, except that, at our option, we may pay interest (other than interest due on the maturity date of the principal of a debt security) by check mailed to the address of the person entitled to such interest.

We may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers of the debt securities.

Form and Denominations

We will issue the debt securities in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof unless we indicate otherwise in the prospectus supplement with respect to any series of debt securities.

Ranking

Senior Indebtedness versus Debt Securities

The indebtedness evidenced by the debt securities will be our unsecured general obligations that will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. As of January 28, 2011, we had $4.8 billion of indebtedness for borrowed money that would rank equally in right of payment with the debt securities. Any secured debt or other secured obligations we incur will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. The Indenture contains limitations on our ability to incur secured debt, but does not restrict our ability to incur unsecured debt.

Liabilities of Subsidiaries versus Debt Securities

Because we are a holding company, substantially all of our operations are conducted through our Subsidiaries. The debt securities will not be guaranteed by any of our Subsidiaries. Claims of creditors of our Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by the Subsidiaries, and claims of preferred stockholders of the Subsidiaries generally will have priority with respect to the assets and earnings of the Subsidiaries over the claims of our creditors, including holders of the debt securities. Accordingly, the debt securities will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our Subsidiaries.

As of January 28, 2011, our Subsidiaries had approximately $19 billion of balance sheet liabilities, excluding deferred service revenues and intercompany liabilities. Except as set forth below, the Indenture does not restrict the ability of our Subsidiaries to incur indebtedness.

Payments from Subsidiaries

Substantially all of our operating income and cash flow is generated by our Subsidiaries. As a result, funds necessary to meet our debt service obligations are provided in part by distributions or advances from our Subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our Subsidiaries, could limit our ability to obtain cash from our Subsidiaries for the purpose of meeting our debt service obligations, including the payment of principal and interest (and premium, if any) on the debt securities.

Covenants

Except as set forth below or as otherwise provided in the prospectus supplement with respect to any series of debt securities, neither we nor any of our Subsidiaries will be restricted by the Indenture from:

•	incurring any indebtedness or other obligation;

•	paying dividends or making distributions on our or its capital stock; or

•	purchasing or redeeming our or its capital stock.

Unless the terms of a particular series of debt securities provide otherwise, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control of our company or other events involving us or any of our Subsidiaries which may adversely affect the creditworthiness of the debt securities. Among other things, the Indenture will not contain covenants designed to afford holders of the debt securities any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

The covenants in the Indenture described below will apply only to us and our Subsidiaries that own “Principal Property,” as defined in the Indenture and set forth below under “— Certain Definitions.” We and our Subsidiaries have some property that constitutes Principal Property.

Limitations on Liens

Unless the terms of a particular series of debt securities provide otherwise, we will not issue, incur, create, assume or guarantee, and will not permit any of our Subsidiaries to issue, incur, create, assume or guarantee, any debt for borrowed money secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (“liens”) upon any of our or any Subsidiary’s Principal Property or upon any shares of stock or indebtedness of any Subsidiary that owns any Principal Property (whether such Principal Property, shares of stock or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt for borrowed money that the debt securities of such series (together with, if we so determine, any other indebtedness of or guarantee by us or such Subsidiary ranking equally with the debt securities of such series and then existing or thereafter created) shall be secured equally and ratably with (or, at our option, prior to) such secured debt for borrowed money until such time as such secured debt for borrowed money is no longer secured by a lien. The preceding provisions shall not require us to secure the debt securities of such series if the liens consist of either Permitted Liens or liens securing excepted indebtedness (as described below).

Limitations on Sale and Lease-Back Transactions

Unless the terms of a particular series of debt securities provide otherwise, we will not, nor will we permit any of our Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (a) we or such Subsidiary would be entitled to incur debt for borrowed money secured by a lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction without equally and ratably securing the debt securities of such series pursuant to the covenant described above under “— Limitations on Liens,” or (b) we shall apply an amount equal to the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction within six months after such Sale and Lease-Back Transaction to the defeasance or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt securities or other debt for borrowed money of us or a Subsidiary that matures more than one year after the creation of such debt for borrowed money or to the purchase, construction or development of other comparable property.

Excepted Secured Indebtedness and Sale and Lease-Back Transactions

Notwithstanding the covenants described above under “— Limitations on Liens” and “— Limitations on Sale and Lease-Back Transactions,” we and our Subsidiaries will be permitted to issue, incur, create, assume or guarantee debt for borrowed money secured by a lien or may enter into a Sale and Lease-Back Transaction, in either case without regard to the restrictions contained in the preceding two paragraphs, if the sum of the aggregate principal amount of all such debt for borrowed money (or, in the case of a lien, the lesser of such principal amount and the fair market value of the property subject to such lien, as determined in good faith by our Board of Directors) and the Attributable Indebtedness of all such Sale and Lease-Back Transactions, in each case not otherwise permitted in the preceding two paragraphs, does not exceed the greater of 10% of our Consolidated Net Tangible Assets or $800 million.

Merger, Consolidation or Sale of Assets

We may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of our assets, or permit any person to consolidate with or merge into us, unless the following conditions have been satisfied:

(a) either (1) we shall be the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than us (the “Successor Company”), is a person (if such person is not a corporation, then the Successor Company shall include a corporate co-issuer of the debt securities) organized and existing under the laws of the United States, any State or the District of Columbia and shall expressly assume all of our obligations under the debt securities and the Indenture;

(b) immediately after giving effect to the transaction (and treating any debt for borrowed money that becomes an obligation of the Successor Company or any of our Subsidiaries as a result of the transaction as having been incurred by the Successor Company or the Subsidiary at the time of the transaction), no default, Event of Default or event that, after notice or lapse of time, would become an Event of Default under the Indenture would occur or be continuing; and

(c) we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, transfer or lease complies with the Indenture.

Upon any consolidation by us with, or merger by us into, any other person or any conveyance, transfer or lease of our properties and assets as an entirety or substantially as an entirety as described in the preceding paragraph, the Successor Company resulting from such consolidation or into which we are merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, us under the Indenture, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants under the Indenture and all outstanding debt securities.

Events of Default

Each of the following events is an “Event of Default” with respect to a series of debt securities under the Indenture (unless such event is specifically inapplicable to a particular series of debt securities as described in the prospectus supplement relating thereto):

(a) the failure to pay the principal of (or premium, if any, on) any debt security of that series when due and payable;

(b) the failure to pay any interest installment on any debt security of that series when due and payable, which failure continues for 30 days;

(c) the failure to deposit any sinking fund payment, when and as due by the terms of a debt security of that series;

(d) the failure by us to perform, or the breach by us of, any other covenant under the Indenture (other than a covenant included in the Indenture solely for the benefit of another series of debt securities), which failure or breach continues for 90 days after written notice thereof to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

(e) certain events of bankruptcy, insolvency or reorganization involving us; and

(f) any other Event of Default provided with respect to debt securities of that series.

If an Event of Default enumerated above with respect to the debt securities of any series at the time outstanding shall occur and be continuing, then either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare to be due and payable immediately by a notice in writing to us (and to the Trustee if given by the holders) the entire principal amount of all the debt securities of such series. At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding debt securities of such series, by written notice to us and the Trustee, may, in certain circumstances, rescind and annul such acceleration.

No holder of any debt securities of any series shall have any right to institute any proceeding with respect to the Indenture or the debt securities of such series or for any remedy thereunder, unless such holder previously shall have given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series and unless also the holders of not less than 25% in principal amount of the outstanding debt securities of such series shall have made written request upon the Trustee, and have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with the request, and the Trustee, for 60 days after receipt of such notice, request and offer of indemnity, shall have failed to institute such proceeding and, during such 60-day period, the Trustee shall not have received direction inconsistent with such request in writing by the holders of a majority in principal amount of the outstanding debt securities of such series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of, premium, if any, or interest on such debt security on or after the respective due date expressed in such debt security.

If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default. Except in the case of a Default in the payment of principal or premium, if any, or interest on any debt security, the Trustee may withhold notice if the Trustee determines in good faith that withholding notice is not opposed to the interests of the holders.

We will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officer’s certificate indicating whether the signer of the certificate knows of any failure by us to comply with all conditions and covenants of the Indenture during such fiscal year.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture.

“Attributable Indebtedness” when used in connection with a Sale and Lease-Back Transaction involving a Principal Property means, at the time of determination, the lesser of (a) the fair market value of property or assets involved in the Sale and Lease-Back Transaction (as determined in good faith by our Board of Directors), (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), computed by discounting from the respective due dates to such date such total net amount of rent at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the rate per annum equal to the weighted average interest rate per annum borne by the debt securities of each series outstanding pursuant to the Indenture compounded semi-annually, or (c) if the obligation with respect to the Sale and Lease-Back Transaction constitutes an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles, the amount equal to the capitalized amount of such obligation determined in accordance with generally accepted accounting principles and included in the financial statements of the lessee. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, except for (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases, and (b) to the extent included in such aggregate amount of assets, all goodwill, trade names, trademarks, patents, organization expenses, unamortized debt discount and expenses (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs), all as set forth on our and our consolidated Subsidiaries’ most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by us or any Subsidiary or (b) the financing of a project involving the development or expansion of properties of us or any Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Subsidiary or any assets of us or any Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Permitted Liens” means (a) liens on property, shares of stock, indebtedness or other assets of any person existing at the time such person becomes a Subsidiary, provided that such liens are not incurred in anticipation of such person becoming a Subsidiary; (b)(1) liens on property, shares of stock, indebtedness or other assets existing at the time of acquisition thereof by us or any Subsidiary, or liens thereon to secure the payment of all or any part of the purchase price thereof, or (2) liens on property, shares of stock, indebtedness or other assets to secure any debt for borrowed money incurred prior to, at the time of, or within one year after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) liens to secure debt for borrowed money owing to us or to a Subsidiary; (d) liens existing at the date of the initial issuance of the debt securities of such series; (e) liens on property or other assets of a person (which is not a Subsidiary) existing at the time such person is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to us or a Subsidiary; (f) liens in favor of the United States of America or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any State, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any debt for borrowed money incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such liens; (g) liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; (h) liens on any property to secure bonds for the construction, installation or financing of pollution control or abatement facilities, or other forms of industrial revenue bond financing, or indebtedness issued or guaranteed by the United States, any State or any department, agency or instrumentality thereof; and (i) any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (a) through (h), without increase of the principal of the debt for borrowed money secured thereby; provided, however, that any liens permitted by any of the foregoing clauses (a) through (h) shall not extend to or cover any property of us or such Subsidiary, as the case may be, other than the property specified in such clauses and improvements thereto.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether owned at the date of the Indenture or thereafter acquired) and the equipment located thereon which (a) is owned by us or any Subsidiary, (b) has not been determined in good faith by our Board of Directors not to be materially important to the total business conducted by us and our Subsidiaries taken as a whole, and (c) has a net book value on the date as of which the determination is being made in excess of 1% of our Consolidated Net Tangible Assets as most recently determined on or prior to such date (including for purposes of such calculation the land, land improvements, buildings and such fixtures comprising such office, plant or facility, as the case may be).

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any Subsidiary of any Principal Property, which property has been or is to be sold or transferred by us or such Subsidiary to such person, other than (a) any such transaction involving a lease for a term of not more than three years, (b) any such transaction between us and a Subsidiary or between Subsidiaries, or (c) any such transaction executed by the time of or within one year after the latest of the acquisition, the completion of construction or improvement or the commencement of commercial operation of such Principal Property.

“Subsidiary” means (a) any person of which more than 50% of the outstanding voting stock is at the time owned, directly or indirectly, by us or one or more other Subsidiaries, or (b) any other person (other than a corporation) in which we or one or more other Subsidiaries directly or indirectly has more than 50% equity ownership and power to direct the policies, management and affairs thereof. For the purposes of this definition,

“voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Reports

We will file with the Trustee and the SEC, and transmit to holders of the debt securities, such information, documents and other reports, if any, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act. We are obligated to file with the Trustee any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after such information, documents or reports are required to be filed with the SEC, or within such other period as may be provided with respect to any series of debt securities.

Waiver, Modification and Amendment

Subject to certain exceptions, modifications and amendments of the Indenture and the debt securities may be made by us and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby, and any past default or compliance with certain provisions also may be waived with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or the rate of interest on, any debt security;

•	reduce any premium, if any, redemption price or repayment price payable upon the redemption of any debt security;

•	reduce the amount of the principal of an original discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	change any place of payment where, or the coin or currency in which, the principal of, premium, if any, or interest on any debt security is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity, redemption date or repayment date of any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to approve any such modification or amendment or for any waiver of compliance with certain provisions of the Indenture or of certain Defaults;

•	modify any of the provisions in the Indenture regarding the waiver of past Defaults and the waiver of certain covenants by the holders of each debt security affected thereby, except to increase any percentage vote required or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions.

Notwithstanding the foregoing, we and the Trustee, without the consent of any holders, may enter into one or more supplemental indentures to the Indenture for any of the following purposes:

•	to cure any ambiguity or omission or correct any defect or inconsistency in any provision of the Indenture, any supplemental indenture or any debt securities, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture, in each case as shall not adversely affect the interests of any holders of the debt securities of any series in any material respect;

•	to evidence the succession of another person to us and the assumption by any such successor of our covenants, agreements and obligations under the Indenture and the debt securities, as described above under “— Merger, Consolidation or Sale of Assets”;

•	to surrender any right or power conferred upon us by the Indenture or to add to our covenants under the Indenture further covenants, restrictions, conditions or provisions for the protection of the holders of any series of the debt securities, and to add any additional defaults or Events of Default for our failure to comply with any such further covenants, restrictions, conditions or provisions;

•	to modify or amend the Indenture in such a manner to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act;

•	to add guarantees with respect to any or all of the debt securities of a series;

•	to add collateral security with respect to any or all the debt securities of a series;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to add to, change or eliminate any provisions of the Indenture with respect to any newly issued series of the debt securities;

•	to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the debt securities of one or more series;

•	to comply with the rules of any applicable securities depositary;

•	to establish the form or terms of debt securities of any series; and

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities.

The consent of the holders of the debt securities is not necessary under the Indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplemental indenture.

Satisfaction and Discharge

The Indenture provides that, when (1) we deliver to the Trustee all debt securities outstanding under the Indenture for cancellation or (2) all debt securities outstanding under the Indenture not previously delivered to the Trustee for cancellation have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, or will become due and payable within one year, and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all such outstanding debt securities, including interest thereon to maturity or such redemption date, and if in either case we pay all other sums payable under the Indenture by us and satisfy certain other conditions, then the Indenture will, subject to certain exceptions, cease to be of further effect.

Defeasance and Covenant Defeasance

The Indenture provides that we may elect with respect to any series of the debt securities either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, certain obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the Indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to such debt securities, and clause (d) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations (that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount), or both, sufficient to pay the principal or premium, if any, and interest on the applicable debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to any series of the debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than under clause (d) under “— Events of Default,” the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

To effect legal defeasance or covenant defeasance, we will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders of the applicable debt securities to recognize income, gain or loss for U.S. Federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Book-Entry Delivery and Settlement

Global Debt Securities

The prospectus supplement with respect to any series of debt securities will indicate whether we are issuing such debt securities as book-entry securities. Book-entry securities of a series will be issued in the form of one or more global securities that will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, and will evidence all of the debt securities of that series.

DTC, Clearstream and Euroclear

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global securities through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

We understand that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•	Access to the DTC system is also available to others such as certain securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A.M.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the Trustee or the underwriters of any offering of the debt securities takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•	ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global security to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the Indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities and will not be considered the owners or holders thereof under the Indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval of the Trustee. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the Indenture or a global security.

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the debt securities issued in an offering pursuant to this prospectus will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be changed or discontinued at any time.

Certificated Debt Securities

Under the Indenture, we will issue certificated debt securities to each person that DTC identifies as the beneficial owner of the debt securities of any series represented by a global security upon surrender by DTC of the global security if:

•	DTC notifies us and the Trustee in writing that it is unwilling or unable to continue as a depositary for such global security or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days;

•	we in our sole discretion determine that such debt securities shall no longer be represented by a global security; or

•	there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the debt securities represented by such global security.

Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated debt securities to be issued.

Governing Law

The Indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trustee is The Bank of New York Mellon Trust Company, N.A., which maintains its corporate trust offices at 601 Travis Street, 16th Floor, Houston, Texas, 77002. The Trustee provides certain corporate trust services to us in the ordinary course of business and may provide such services in the future. The Trustee is the trustee under indentures covering certain of our outstanding notes and debentures.

The Indenture and provisions of the Trust Indenture Act contain limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign.

PLAN OF DISTRIBUTION

We may sell the debt securities offered through this prospectus from time to time by one or more of the following methods:

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	to investors directly in negotiated sales or through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents; and

•	to or through brokers or dealers.

This prospectus may be used in connection with any offering of the debt securities through any of these methods, and any combination thereof, or other methods described in the applicable prospectus supplement.

We may distribute the debt securities from time to time in one or more transactions at:

•	fixed prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of debt securities, including, as applicable:

•	whether such offering is being made directly or through underwriters, agents or dealers;

•	the rules and procedures for any bidding, auction or other process, if used;

•	the names of any underwriters, agents or dealers;

•	the price to the public of the debt securities;

•	the net proceeds we expect from the sale of the debt securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sales Through Underwriters

If we use underwriters in the sale of some or all of the debt securities covered by this prospectus, the underwriters will acquire securities for their own account. The underwriters may resell the debt securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all of the debt securities of the series offered if any of the debt securities of such series are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when debt securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell such securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Debt securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the debt securities they remarket.

Delayed Delivery Contracts

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase debt securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for the solicitation of the contracts.

Direct Sales

We may sell offered debt securities directly as principal for our own account. In this case, no underwriters or agents would be involved.

Derivative Transactions and Hedging

We and the underwriters or other agents involved in any offering of debt securities may engage in derivative transactions involving the debt securities. The derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the debt securities, hold or resell debt securities acquired and purchase options or futures on the debt securities and other derivative instruments with returns linked to or related to changes in the price of the debt securities. To facilitate these derivative transactions, we may enter into securities lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the debt securities to the public, including short sales, or by lending the debt securities to facilitate short sale transactions by others. The underwriters or agents also may use the debt securities purchased or borrowed from us or others (or, in the case of derivatives, debt securities received from us in settlement of those derivatives) to settle directly or indirectly sales of the debt securities or close out any related open borrowings of the debt securities.

Electronic Auctions

From time to time, we may offer debt securities directly to the public, with or without the involvement of underwriters, agents or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to participate directly, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and may directly affect the price or other terms at which such debt securities are sold.

Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, pro-rated or rejected. Other pricing methods also may be used. Upon completion of such an auction process, debt securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which debt securities would be sold and the allocation of debt securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may use such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering of debt securities is made using such a bidding or ordering system, you should review the auction rules, as described in the prospectus supplement, for a more detailed description of the offering procedures.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of debt securities will be a new issue and will have no established trading market. We may elect to list any series of debt securities on a securities exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, the securities may not have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. If they commence these transactions, the underwriters may discontinue them at any time.

Settlement

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your debt securities may be more than three scheduled business days after the trade date for your debt securities. Accordingly, in such a case, if you wish to trade debt securities on any date before the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of securities for which such broker-dealers, agents or underwriters may act as agents or to which they may sell as principal, or both. The compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or Securities Act, and any discounts or commissions they receive in connection with the distribution might be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents and/or their affiliates may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

To comply with the securities laws of some states and other jurisdictions, if applicable, the debt securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states and other jurisdictions, the debt securities may not be sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from the registration or qualification requirement is available and is complied with.

VALIDITY OF THE SECURITIES

Unless otherwise specified in any prospectus supplement accompanying this prospectus, the validity of the debt securities to be offered hereby will be passed upon for us by Hogan Lovells US LLP. Unless otherwise specified in the prospectus supplement, the underwriters in any offering made pursuant to this prospectus and a related prospectus supplement will be represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Dell Inc. for the fiscal year ended January 29, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,500,000,000

DELL INC.

$300,000,000 Floating Rate Notes due 2014
$400,000,000 2.100% Notes due 2014
$400,000,000 3.100% Notes due 2016
$400,000,000 4.625% Notes due 2021

PROSPECTUS SUPPLEMENT

March 28, 2011

Joint Book-Running Managers

BNP PARIBAS
Deutsche Bank Securities
UBS Investment Bank
Wells Fargo Securities

Co-Managers

BofA Merrill Lynch
Citi
Goldman, Sachs & Co.
J.P. Morgan